Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 28th day of October, 2004, by and among Alicia N. Anderson, (“Seller”) and Katrina Cleburn and/or his assigns (“Buyer”).

WHEREAS, the Seller is the owner of an aggregate of 1,875 shares of common stock of Heritage Scholastic Corporation (the “Company”), a Nevada corporation.

WHEREAS, the Seller has good and marketable title to the Shares free and clear of all liens and encumbrances, except for the restrictive legend limiting the resale of stock, as set forth below.

WHEREAS, the Buyer wishes to purchase from the Seller, and Seller wishes to sell to the Buyer, One Thousand Eight Hundred Seventy Five (1,875) shares of Common Stock of Heritage Scholastic Corporation owned by the Seller.

Now therefore, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

The Seller hereby agrees to sell to the Buyer One Thousand Eight Hundred Seventy Five (1,875) shares of Common Stock of Heritage Scholastic Corporation, owned by the Seller and represented by Stock Certificate Number 1008, and the Buyer hereby agrees to purchase all such Shares subject, to the terms and conditions of this Agreement.

In consideration for the sale of the Shares by the Sellers to the Buyer, the Buyer shall pay to the Seller an amount of Seventy Five Dollars ($75.00).

Seller shall deliver to the Buyer one or more stock certificates representing the Shares to be transferred hereunder, accompanied by a medallion guarantee stock power duly endorsed in blank for transfer to Buyer, or written conformation that the Shares have been deposited into the Buyer’s brokerage account by a representative of the broker-dealer where such account is located.

It is understood that this is a personal transaction between the Buyer and the Seller.

It is also understood that the shares being purchased may not be registered securities and that no market presently exists for that shares and that they can only be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration only pursuant to an effective registration statement under the Securities Act of 1933, (as amended) or pursuant to an exemption from registration under the Securities Act of 1933 (as amended) and that the stock certificates may bear a legend as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION MAY BE MADE PURSUANT TO RULE 144, PROMULGATED UNDER THE SECURITIES ACT, OR IS OTHER WISE EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Purchaser recognizes that the purchase of the Shares involve a high degree of risk and that an investment in the Company is highly speculative and the Shares that the Purchaser is acquiring and for the Purchaser’s own benefit without a view toward re-sale of the securities.

It is further understood that this Agreement shall sever as the notice to the Transfer Agent and to the Officers of the Corporation to make the necessary transfer of the stock certificates presently held in the name of Alicia N. Anderson to Katrina Cleburn or her assigns.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Alicia N. Anderson - Seller

/s/__Alicia N. Anderson______

Katrina Cleburn

/s/__Katrina Cleburn_________